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Exhibit 99.1

        P R O X Y

BEAZER HOMES USA, INC.
5775 Peachtree Dunwoody Road
Suite B-200
Atlanta, Georgia 30342
This Proxy is Solicited on behalf of the Board of Directors.

      The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement of Beazer Homes USA, Inc., dated                     , 2002, hereby appoints Ian J. McCarthy and David S. Weiss (each with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Beazer Homes USA, Inc., par value $.01, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Beazer Homes USA, Inc. to be held at          a.m. on                     , 2002 at                                      and at any adjournment or adjournments thereof.

(Continued and to be signed and dated on reverse side.)

SEE REVERSE SIDE

Please date, sign and mail your proxy card back as soon as possible

Annual Meeting of Shareholders
BEAZER HOMES USA, INC.

                , 2002

Please Detach and Mail in the Envelope Provided

/x/  Please mark your votes as in this sample.

1.
Proposal to approve the issuance of the common stock, par value $.01, of Beazer Homes USA, Inc. to stockholders of Crossmann Communities, Inc. pursuant to the Agreement and Plan of Merger dated as of January 29, 2002, among Beazer Homes USA, Inc., Beazer Homes Investment Corp. and Crossmann Communities, Inc.                                      FOR / /    AGAINST / /    ABSTAIN / /
2.	Election of Directors:	FOR / /	WITHHOLD AUTHORITY / /	Nominees: Laurent Alpert, Brian C. Beazer, Thomas B. Howard, Jr., Ian J. McCarthy, D.E. Mundell, Larry T. Solari, David S. Weiss
For, except vote withheld from the following nominee(s):

3. Proposal to amend the Amended and Restated 1999 Stock Incentive Plan.                                      FOR / /    AGAINST / /    ABSTAIN / /

4. Proposal to amend the Value Created Incentive Plan.                                      FOR / /    AGAINST / /    ABSTAIN / /

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all proposals.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

SIGNATURE(S):	DATE	SIGNATURE(S):	DATE

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer separately stating full name and title. If a partnership, please sign in partnership name by authorized person.

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  Exhibit 99.1